UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024 (March 20, 2024)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin E. Martin

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares UltraShort Bloomberg Natural Gas	KOLD	NYSE Arca, Inc.
ProShares Short VIX Short-Term Futures	SVXY	Cboe BZX Exchange, Inc.
ProShares Ultra VIX Short-Term Futures	UVXY	Cboe BZX Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 20, 2024, ProShare Capital Management LLC, on behalf of ProShares Trust II, issued a press release announcing a forward share split (“Forward Split”) on each of ProShares Short VIX Short-Term Futures ETF (Cboe BZX Exchange, Inc. ticker symbol “SVXY”) and ProShares UltraShort Bloomberg Natural Gas (NYSE Arca, Inc. ticker symbol “KOLD”), and a reverse share split (“Reverse Split”) on ProShares Ultra VIX Short-Term Futures ETF (Cboe BZX Exchange, Inc. ticker symbol “UVXY”). The Splits will not change the value of a shareholder’s investment.

Forward Splits

ProShares Short VIX Short-Term Futures will execute a 2:1 Forward Split of its shares. ProShares UltraShort Bloomberg Natural Gas also will execute a 2:1 Forward Split of its shares. The Forward Splits will be effective at the market open on April 11, 2024, when the Funds begin trading at their post-Forward Split prices. The ticker symbol for the Funds will not change. The Forward Split will decrease the price per share of each Fund with a proportionate increase in the number of its shares outstanding. Specifically, for each of ProShares Short VIX Short-Term Futures and ProShares UltraShort Bloomberg Natural Gas, every pre-Forward Split share held by a Fund shareholder will result in the receipt of two post-Forward Split shares, which will be priced one half the net asset value of a pre-Forward Split share.

Reverse Split

ProShares Ultra VIX Short-Term Futures ETF will execute a 1:5 Reverse Split of its shares. The Reverse Split will be effective at the market open on April 11, 2024, when the Fund begins trading at its post-Reverse Split price. The ticker symbol for the Fund will not change, but the Fund will be issued new CUSIP number (74347Y755). The Reverse Split will increase the price per share of the Fund with a proportionate decrease in the number of shares outstanding. Specifically, for ProShares Ultra VIX Short- Term Futures ETF, every 5 pre-Reverse Split shares held by a Fund shareholder will result in the receipt of one post-Reverse Split share, which will be priced 5 times higher than the net asset value of a pre-Reverse Split share. For Fund shareholders who hold quantities of shares that are not an exact multiple of the applicable Reverse Split ratio (i.e., not a multiple of 5, 10 or 20), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

ProShare Capital Management LLC announced the foregoing via a press release dated March 20, 2024. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference. The press release includes information relating to additional funds, none of which are series of ProShares Trust II.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated March 20, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2024

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer